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                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-76518 of M/I Schottenstein Homes, Inc. on Form S-8 of our report dated February 29, 1996, incorporated by reference in this Annual Report on Form 10-K of M/I Schottenstein Homes, Inc. for the year ended December 31, 1995.



Deloitte & Touche LLP

Columbus, Ohio
March 28, 1996